UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

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☐	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12

Mirati Therapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MIRATI THERAPEUTICS, INC.

SUPPLEMENT TO PROXY STATEMENT FOR

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 15, 2019

The date of this Supplement is May 2, 2019

The following information relates to the proxy statement (the “Proxy Statement”) of Mirati Therapeutics, Inc. (the “Company”), filed on April 19, 2019, and furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for the 2019 Annual Meeting of Stockholders and any adjournment or postponement thereof (the “Annual Meeting”), to be held on May 15, 2019, at 9:00 a.m. Pacific Time.

Explanatory Note

This supplement is being filed solely to correct the disclosure under the heading “Executive Compensation—Equity Compensation Plan Information” appearing on page 47 of the Proxy Statement. Except as described in this supplement, the information provided in the Proxy Statement continues to apply. To the extent that information in this supplement differs from or updates information contained in the Proxy Statement, the information in this supplement is more current. The Proxy Statement contains important additional information. This supplement should be read in conjunction with the Proxy Statement. Defined terms used but not defined in this supplement have the meanings set forth in the Proxy Statement.

Amendment to Proxy Statement

The section of the Proxy Statement under the heading “Executive Compensation—Equity Compensation Plan Information,” appearing on page 47 of the Proxy Statement, is amended and restated in its entirety with the section set forth below.

Equity Compensation Plan Information

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2018:

Plan Category	Number of securities to be issued upon exercise of outstanding options, restricted stock units and rights (a)	Weighted average exercise price of outstanding options (b)	Number of securities remaining available for issuance under equity compensation plan (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders
2013 Equity Incentive Plan	3,563,786	$20.04	1,891,115
2013 Employee Stock Purchase Plan	—	—	157,360

Total equity compensation plans approved by security holders	3,563,786		2,048,475

Equity compensation plans not approved by security holders(1)	120,000	$6.45	—

(1)

The Compensation Committee of our Board of Directors approved an inducement grant to our Chief Business Officer as an inducement material to entering into employment with the Company pursuant to Rule 5635(c)(4) of the NASDAQ Listing Rules. The inducement grant consists of a stock option to purchase up to 120,000 shares of our common stock with a per share exercise price or $6.45, which was the adjusted closing price of our common stock on the October 3, 2016 grant date. The inducement grant vests over four years, with 25% of the underlying shares vesting on the first anniversary of the date of grant, and the remaining shares will vest monthly thereafter, at the rate of 1/48th of the shares subject to the option, until fully vested.

Proxy Voting

This supplement has been made available electronically together with the Proxy Statement and annual report at http://www.materials.proxyvote.com/60468T. The proxy materials previously sent to our stockholders contains instructions on how to access those documents and vote over the Internet. You may also access the Company’s filings through the website maintained by the SEC at http://www.sec.gov.

Your vote is important. If you have not already voted your shares, we encourage you to do so. If you have already voted your shares and do not wish to change your vote, no further action is necessary.

If you are a stockholder of record and have already voted your shares and want to change your vote, you may do so by (1) entering a new vote by mail, over the Internet or by telephone before the Annual Meeting or (2) attending the Annual Meeting and voting by following the instructions posted at www.virtualshareholdermeeting.com/MRTX2019 . You may also revoke your vote by providing a written notice of revocation to our Secretary at 9393 Towne Centre Drive, Suite 200, San Diego, CA 92121 prior to the Annual Meeting. If you hold your shares through a broker, bank, or other nominee, you must contact them in order to find out how to change your vote.

Additional Information

This material may be deemed to be solicitation material in respect of the solicitation of proxies from stockholders in connection with the Annual Meeting. On April 19, 2019, the Company filed the Proxy Statement and definitive form of proxy card with the SEC in connection with its solicitation of proxies from the Company’s stockholders relating to the Annual Meeting. STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT, THE PROXY CARD AND OTHER DOCUMENTS FILED BY THE COMPANY WITH THE SEC, INCLUDING THIS SUPPLEMENT, CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION.